--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 13, 2002


                          Allied Waste Industries, Inc.
               (Exact name of registrant as specified in charter)




                                    Delaware
                 (State or other jurisdiction of incorporation)


           0-19285                                  88-0228636
     (Commission File Number)              (IRS Employer Identification No.)


 15880 N. Greenway-Hayden Loop, Suite 100
            Scottsdale, Arizona                              85260
 (Address of principal executive offices)                   (Zip Code)


        Registrant's telephone number, including area code (480) 627-2700


                                 Not Applicable
          (Former name or former address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 5.       Other Events


On February 13, 2002 Allied Waste Industries, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2001 and provided certain estimates and observations for 2002. The press release along with unaudited supplemental data is provided herein.

Contact:  Michael Burnett
           480-627-2785

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------




               ALLIED WASTE ANNOUNCES FOURTH QUARTER 2001 RESULTS

                              PROVIDES 2002 OUTLOOK


Scottsdale, AZ - February 13, 2002 - Allied Waste Industries, Inc. (NYSE: AW) today announced financial results for the fourth quarter and year ended December 31, 2001.

For the fourth quarter ended December 31, 2001, EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted for acquisition related and unusual costs, was $449.2 million on revenues of $1.385 billion, compared to adjusted EBITDA of $507.2 million on revenues of $1.393 billion in the fourth quarter of 2000. Adjusted net income available to common shareholders was $7.4 million, or $0.04 per share in the fourth quarter of 2001, compared to $41.7 million, or $0.22 per share, in the fourth quarter of 2000. The fourth quarter 2000 reflected a stronger economy and included businesses subsequently divested, including the American Ref-Fuel operations. Adjusted cash EPS (adjusted earnings per share plus after-tax goodwill amortization) was $0.29 in the fourth quarter 2001, compared to $0.44 in the fourth quarter 2000.

Unadjusted EBITDA and unadjusted earnings per share for the fourth quarter 2001 were $445.9 million and ($0.07), respectively. Adjustments include acquisition costs primarily consisting of information system conversion costs, non-cash income tax adjustments and an extraordinary charge related to the write-off of deferred debt issuance costs in connection with the debt refinancing in November 2001.

During the fourth quarter, adjusted free cash flow was $227 million and total debt decreased to $9.260 billion at December 31, 2001. Adjusted free cash flow is defined as adjusted EBITDA plus other non-cash items, less cash interest, cash taxes, closure, post-closure and environmental expenditures, capital expenditures (other than for acquisitions) and changes in working capital.

For the year ended December 31, 2001, EBITDA adjusted for acquisition related and unusual costs was $1.931 billion on revenues of $5.57 billion. Adjusted net income available to common shareholders was $101.8 million or $0.52 per share and adjusted cash EPS was $1.48. Adjusted free cash flow for the year ended December 31, 2001 was $480 million. Unadjusted EBITDA and unadjusted earnings per share for 2001 were $1.797 billion and ($0.07), respectively.

"We are pleased to have met or exceeded our cash flow and debt goals in a year where earnings were significantly affected by a recession" stated Tom Van Weelden, Chairman and CEO of Allied Waste.

The company also provided the following estimates and observations for 2002:

|X| Revenues are expected to be approximately $5.6 billion.

|X| EBITDA from operations is expected to be approximately $1.85 billion.

|X| Adjusted free cash flow for the year 2002 is expected to be approximately $350 million. Adjusted free cash flow is defined as EBITDA, adjusted for the addback of approximately $80 million of non-cash items (primarily the provisions for doubtful accounts and closure and post-closure costs), less outflows for cash interest of approximately $820 million, cash taxes of approximately $85 million, closure, post-closure and environmental expenditures of approximately $125 million, capital expenditures of approximately $550 million and no significant changes in working capital requirements from 2001.

|X| Total debt at December 31, 2002 is forecast to be below $9.0 billion. This reflects estimated free cash flow of $350 million and expenditures of approximately $75 million against prior year acquisition accruals and assumes new acquisitions are funded by the proceeds from divestitures during the year.

Additionally, Allied Waste expects its effective interest rate for 2002 to be about 9.0%, its effective tax rate for 2002 to average approximately 41% (reflective of the effects of FAS 142) and its fully diluted weighted average shares to be approximately 265 million.

The company has developed its view of 2002 assuming a continuation of the weak economic conditions experienced in the latter part of 2001. Additionally, the first quarter of each year is historically a seasonally weak quarter and the results for the first quarter 2002, as compared to the first quarter 2001, will reflect a much weaker economy.

Capital expenditures for 2002 will be heavily weighted toward the first quarter with an expectation that expenditures could be as much as $300 million. While the first quarter may reflect net cash outflows from tuck-in acquisitions, the Company remains committed to its no new debt for acquisitions policy and expects that for the full year divestiture proceeds will exceed acquisition funding. Due to these factors and similar to the company's experience during certain quarters in prior years, debt will likely increase at the end of the first quarter and decline over the course of the year. Management estimates the first quarter increase in debt could be as much as $100 million.

"We are confident that our projected cash flows and our plans for debt repayment in 2002 will, like 2001, confirm the underlying strength of our business" said Tom Van Weelden. "While we believe there are both risks and opportunities in 2002 related to changes in the economy, we believe our cash generating ability remains strong."

Allied Waste will host a conference call related to the fourth quarter earnings on Thursday, February 14th at 9:00 a.m. EST. The call will be broadcast live over the Internet on the Company's website: www.alliedwaste.com. A playback of the call will be available on the site after the call. Allied Waste has also filed supplemental data on Form 8-K that is accessible on the Company's website or through the SEC EDGAR System.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2001, the Company operated 355 collection companies, 181 transfer stations, 166 active landfills and 65 recycling facilities in 39 states.

Safe Harbor for Forward-Looking Statements
Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the Company's future plans, objectives or goals. These statements include: (a) statements regarding revenues in 2002 of approximately $5.6 billion; (b) statements regarding EBITDA in 2002 of approximately $1.85 billion; (c) statements regarding the generation of approximately $350 million of adjusted free cash flow in 2002 and the components thereof; (d) statements relating to reduction of the Company's debt balance to under $9.0 billion by the end of 2002; and (e) statements anticipating that proceeds from divestitures will exceed acquisition funding needs in 2002.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation, (1) continuing weakness in the U.S. economy in 2002 may cause a decline in the demand for the Company's services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by the Company, increased competitive pressure on pricing and generally make it more difficult for the Company to predict economic trends; (2) the Company may be impeded in the successful integration of acquired businesses and its market development efforts; (3) a change in interest rates or a reduction in the Company's cash flow could impair the Company's ability to service and reduce its debt obligations; (4) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges;
(5) divestitures by the Company may not raise funds exceeding financing needed for acquisitions in 2002; and (6) severe weather conditions could impair the Company's operating results.

Other factors which could materially affect such forward-looking statements can be found in the Company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management's Discussion and Analysis in Allied's Form 10-K for the year ended December 31, 2000. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                          ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)


                                       For the Three Months Ended                        For the Three Months Ended
                                               December 31, 2001                                December 31, 2000
                           ----------------------------------------------------- --------------------------------------------------
                                                                         % of                                                 % of
                            Reported     Adjustments(1)  As Adjusted    Revenue    Reported    Adjustments(1)  As Adjusted  Revenue
                           ------------- --------------  ------------- --------- ------------- --------------- ------------ -------
Revenue.................  $1,385,157     $       --    $1,385,157        100.0%  $  1,392,607  $         --    $  1,392,607   100.0%
Cost of operations......     809,959             --       809,959         58.5%       785,827            --         785,827    56.4%
Selling, general and
   administrative
   expenses.............     126,048             --       126,048          9.1%        99,614            --          99,614     7.2%
Depreciation and
   amortization.........     119,112             --       119,112          8.6%       107,973            --         107,973     7.8%
Goodwill amortization...      56,969             --        56,969          4.1%        58,350            --          58,350     4.2%
                          ------------- --------------  ------------             ------------ --------------  -------------

  Operating income
  before acquisition
  related and unusual
  costs................      273,069            --        273,069         19.7%       340,843            --         340,843    24.5%
Acquisition related and
unusual costs..........        3,236          (3,236)          --                      21,810      (21,810)              --
                         -------------   -------------  ----------               ------------  -------------  -------------
Operating income.......      269,833           3,236      273,069         19.7%       319,033       21,810          340,843    24.5%
Equity in earnings of
  unconsolidated
  subsidiaries..........          --            --             --                     (12,807)           --        (12,807)   (0.9)%
Interest expense, net...     205,873            --        205,873         14.9%       223,970            --        223,970     16.1%
                         ------------  -------------  ------------               ------------  -------------  -------------

Net income before
   income taxes.........      63,960         3,236         67,196         4.8%        107,870        21,810        129,680      9.3%
Income tax expense (2) .      50,508       (10,014)        40,494         2.9%         69,451        (1,276)        68,175      4.9%
Minority interest.......         445            --            445         0.0%          2,159            --          2,159      0.2%
                         ------------  -------------  ------------               ------------   -------------  -------------
  Net income before
   extraordinary loss...      13,007        13,250         26,257         1.9%         36,260        23,086         59,346      4.3%
Extraordinary loss,
  net of income tax
benefit (3).............       7,520       (7,520)             --                       --               --            --
                         ------------  -------------  ------------                -----------   ------------   -------------
Net income..............       5,487        20,770         26,257         1.9%         36,260        23,086         59,346      4.3%
Preferred dividends.....      18,848           --          18,848         1.4%         17,623            --         17,623      1.3%
                         ------------- -------------  ------------                -----------   ------------   -------------
Net income (loss) to
  common shareholders...  $  (13,361)   $   20,770     $    7,409         0.5%    $    18,637   $    23,086     $   41,723      3.0%
                          ============= ============  ============                ===========   ============   =============
Income (loss) per
 common  share...........$     (0.07)                  $     0.04                 $      0.10                   $     0.22
                          =============                ===========                ===========                   ============
Cash income per
common share(4)......... $      0.26                   $     0.29                 $      0.35                   $     0.44
                          =============                ===========                ===========                   ============
Weighted average
common and common
equivalent shares.......     189,852                      193,950                     192,737                      192,737
                          =============                ===========                ===========                   ============

-----------------------------------------------------------------------------------------------------------------------------------
   EBITDA              $     445,914                  $   449,150       32.4%    $    485,356                  $   507,166     36.4%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Adjustments remove the effects of the acquisition related and unusual costs and the extraordinary items. Acquisition related and unusual costs relate primarily to the BFI acquisition and consist of transition costs related to the billing system conversion incurred during the fourth quarter of 2001, and transition costs related to the billing system conversion, transitional employees, duplicative facilities and operations and accrual adjustments incurred during the fourth quarter of 2000.

(2) Income tax expense adjustments include the benefits of federal income tax credits and rate differences resulting from increased "As Adjusted" income before income taxes.

(3) The extraordinary loss reflects the write-off of deferred debt issuance costs related to the refinancing resulting from the $750 million bond offering in the fourth quarter of 2001.

(4) Cash income per common share adjusts income (loss) per common share to remove the impact of tax effected goodwill amortization.


                         ALLIED WASTE INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                         For the Twelve Months Ended                             For the Twelve Months Ended
                                              December 31, 2001                                       December 31, 2000
                        ------------------------------------------------------- ---------------------------------------------------
                                                                       % of                                                    % of
                          Reported     Adjustments(1)  As Adjusted    Revenue       Reported   Adjustments(1)   As Adjusted  Revenue
                        -------------  --------------  ------------- ---------- ------------- --------------   ------------ --------
Revenue................ $ 5,565,260   $          --    $ 5,565,260     100.0%    $ 5,707,485   $        --      $ 5,707,485   100.0%
Cost of operations.....   3,195,209              --      3,195,209      57.4%      3,280,027            --        3,280,027    57.5%
Selling, general and
 administrative
 expenses............       438,744              --        438,744       7.9%        417,558             --         417,558     7.3%
Depreciation and
   amortization........     466,323              --        466,323       8.4%        450,794             --         450,794     7.9%
Goodwill amortization..     226,713              --        226,713       4.1%        223,244             --         223,244     3.9%
                        ------------  --------------  -------------             ------------- --------------  -------------
Operating income
before acquisition
related and unusual
costs................     1,238,271              --      1,238,271      22.2%       1,335,862            --       1,335,862    23.4%
Acquisition related
 and unusual costs.....      27,785        (27,785)            --                     100,841     (100,841)              --
Non-cash loss on asset
 sale (2) ............      107,011       (107,011)            --                      26,486      (26,486)              --
                        -------------  --------------  ------------              ------------- --------------  -------------

Operating income.....     1,103,475        134,796       1,238,271      22.2%       1,208,535       127,327       1,335,862    23.4%
Equity in earnings of
   unconsolidated
  subsidiaries.........     (14,072)             --        (14,072)    (0.3)%        (50,788)            --        (50,788)   (0.9)%
Interest expense, net..     847,581              --         847,581     15.2%         878,155            --         878,155    15.4%
                        -------------  --------------  ------------              ------------- --------------  -------------
Net income before
  income taxes........      269,966        134,796          404,762      7.3%         381,168       127,327         508,495     8.9%
Income tax expense (3).     190,834         35,469          226,303      4.1%         237,540        32,639         270,179     4.7%
Minority interest......       3,673             --            3,673      0.1%           5,975            --           5,975     0.1%
                       -------------  --------------  -------------             ------------- --------------  -------------
Net income before
extraordinary loss...        75,459         99,327          174,786      3.1%         137,653        94,688         232,341     4.1%
Extraordinary loss,
net of income
tax benefit(4) ...           16,973        (16,973)             --                     13,266       (13,266)            --
                        -------------  --------------  ------------              ------------- -------------   ------------
  Net income..........        58,486        116,300         174,786      3.1%         124,387       107,954         232,341     4.1%
Preferred dividends....       73,012             --          73,012      1.3%          68,452            --          68,452     1.2%
                        -------------  --------------  ------------              ------------- -------------   ------------
                                                                                                          -
Net income (loss) to
common shareholders..  $    (14,526)   $    116,300    $    101,774       1.8%     $   55,935  $    107,954     $   163,889     2.9%
                        =============  ==============  ============                ===========   ===========     ==========


Income (loss) per
common share.......... $      (0.07)                   $       0.52                $     0.29                   $      0.86
                        =============                  ============               ===========                     =========
Cash income per
common  share(5).....  $        1.07                   $       1.48                $     1.36                   $      1.74
                        =============                  ============               ===========                     =========


Weighted average
common and common
equivalent shares....        194,906                        194,906                   191,122                       191,122
                         ============                 =============                ==========                      ========

------------------------------------------------------------------------------------------------------------------------------------
EBITDA                  $  1,796,511                   $  1,931,307       34.7%   $ 1,882,573                $  2,009,900      35.2%
------------------------------------------------------------------------------------------------------------------------------------

(1) Adjustments remove the effects of the acquisition related and unusual costs and the extraordinary items. Acquisition related and unusual costs relate primarily to the BFI acquisition and consist of transition costs related to the billing system conversion, transitional employees, duplicative facilities and operations and accrual adjustments incurred during the years ended December 31, 2001 and 2000.

(2) Reflects the $107.0 million and $26.5 million non-cash charges recorded in 2001 and 2000, respectively, resulting from the divestitures of operations.

(3) Income tax expense adjustments include the benefits of federal income tax credits resulting from increased "As Adjusted" income before income taxes.

(4) The extraordinary losses primarily reflect the write-off of deferred debt issuance costs related to the refinancings resulting from the $600 million and $750 million bond offerings completed during the first and fourth quarters of 2001, respectively, and the repayment of the Asset Sale Term loan in 2000.

(5) Cash income per common share adjusts income (loss) per common share to remove the impact of tax effected goodwill amortization.


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                          Statement of Cash Flows Data
                        (amounts in thousands, unaudited)

                                                                                                Three Months Ended
                                                                                                 December 31, 2001
                                                                                              ----------------------

Operating activities --
  Net income............................................................................    $           5,487
  Adjustments to reconcile net income to cash provided by operating activities --
  Provisions for:
    Depreciation and amortization.......................................................              176,081
    Doubtful accounts...................................................................               11,553
    Accretion of debt and amortization of debt issuance costs...........................               10,883
    Deferred income tax provision.......................................................               56,608
    Gain on sale of assets..............................................................               (1,887)
    Non-cash extraordinary losses, net of income tax benefit............................                7,520
  Change in operating assets and liabilities, excluding the effects of purchase acquisitions --
    Accounts receivable, prepaid expenses, inventories and other........................               59,799
    Accounts payable, accrued liabilities, unearned income and other....................               23,583
    Expenditures against non-recurring acquisition accruals.............................              (27,390)
  Closure and post-closure provision....................................................               16,750
  Closure and post-closure expenditures.................................................              (17,814)
  Environmental expenditures............................................................               (7,574)
                                                                                            ---------------------
Cash provided by operating activities...................................................              313,599
                                                                                            ---------------------
Investing activities --
    Cost of acquisitions, net of cash acquired..........................................              (18,769)
    Accruals for acquisition price and severance costs..................................                 (306)
    Capital expenditures, excluding acquisitions........................................              (81,616)
    Capitalized interest................................................................               (9,840)
    Proceeds from sale of fixed assets..................................................                7,618
    Change in deferred acquisition costs, notes receivable, and other...................              (19,428)
                                                                                            ---------------------
Cash used for investing activities......................................................             (122,341)
                                                                                            ---------------------
Financing activities --
    Net proceeds from sale of common stock and exercise of stock options................                  230
    Proceeds from long-term debt, net of issuance costs.................................            1,005,885
    Payments of long-term debt..........................................................           (1,138,782)
                                                                                            ---------------------
Cash used for financing activities......................................................             (132,667)
                                                                                            ---------------------

Increase in cash and cash equivalents...................................................               58,591
Cash and cash equivalents, beginning of period..........................................              100,250
                                                                                            ---------------------
Cash and cash equivalents, end of period................................................    $         158,841
                                                                                            =====================


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                               Balance Sheet Data
                  (amounts in thousands, except per share data)
                                   (unaudited)

                                                                                   December 31, 2001
                                                                                 ----------------------

ASSETS
  Current assets --
  Cash and cash equivalents.....................................................   $       158,841
  Accounts receivable, net of allowance of $31,876..............................           751,416
  Prepaid and other current assets..............................................           132,026
  Deferred income taxes, net....................................................           156,203
                                                                                 ----------------------
    Total current assets........................................................         1,198,486
  Property and equipment, net...................................................         4,010,886
  Goodwill, net.................................................................         8,556,877
  Other assets, net.............................................................           580,844
                                                                                 ----------------------
    Total assets................................................................   $    14,347,093
                                                                                 ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities --
  Current portion of long-term debt.............................................   $        22,130
  Accounts payable..............................................................           456,063
  Accrued closure, post-closure and environmental costs.........................           126,885
  Accrued interest..............................................................           192,872
  Other accrued liabilities.....................................................           402,816
  Unearned revenue..............................................................           232,769
                                                                                 ----------------------
    Total current liabilities...................................................         1,433,535
  Long-term debt, less current portion..........................................         9,237,503
  Deferred income taxes.........................................................           418,836
  Accrued closure, post-closure and environmental costs.........................           878,006
  Other long-term obligations...................................................           624,390
  Commitments and contingencies
  Series A senior convertible preferred stock, 1,000 shares authorized, issued
   and outstanding, liquidation preference of $1,169 per share..................         1,169,044
  Stockholders' equity --
  Common stock..................................................................             1,962
  Additional paid-in capital....................................................         1,055,353
  Other comprehensive loss......................................................           (85,120)
  Retained deficit..............................................................          (386,416)
                                                                                 ----------------------

    Total stockholders' equity..................................................           585,779
                                                                                 ----------------------

    Total liabilities and stockholders' equity..................................   $    14,347,093
                                                                                 ======================

  Days Sales Outstanding:.......................................................           48 days
                                                                                 ======================




                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
          (amounts in thousands, except per share data and percentages)
                                   (unaudited)



Statement of Operations Data:

                                                                  Three Months            Three Months
                                                                     Ended                   Ended
                                                               December 31, 2001       December 31, 2000
                                                           ---------------------   ---------------------


Revenues --
  Gross revenue.......................................        $       1,678,167       $       1,678,144
  Less intercompany revenue...........................                 (293,010)               (285,537)
                                                              ------------------   ---------------------
    Revenue...........................................        $       1,385,157       $       1,392,607
                                                              ==================   =====================


Revenue Mix (based on gross revenues) --

  Collection..........................................                    62.3%                  62.5%
  Disposal............................................                    31.4%                  29.7%
  Recycling...........................................                     3.3%                   4.5%
  Other...............................................                     3.0%                   3.3%
                                                              ------------------   ---------------------
    Total.............................................                   100.0%                 100.0%
                                                              ==================   =====================


Internalization Based on Disposal Volumes.............                      67%                    65%
                                                              ==================   =====================
Landfill Volumes in Tons..............................                   17,855                 16,165
                                                              ==================   =====================

Internal Growth - Year over Year (excluding commodity):
Price.................................................                   (2.5)%                   1.9%
Volume................................................                     3.3%                 (0.8)%
                                                              ------------------   ---------------------
       Total............................................                   0.8%                   1.1%
                                                              ==================   =====================
Average price increases to customers..................                     3.1%                   4.1%
                                                              ==================   =====================
Internal Growth Year over Year (including commodity)..                   (0.5)%                 (1.4)%
                                                              ==================   =====================

Interest Expense --
  Interest expense, gross.............................        $         206,122    $          226,801
  Interest income.....................................                   (1,292)                 (879)
  Capitalized interest for development projects.......                   (9,840)              (12,436)
  Accretion of debt and amortization of debt issuance
   costs..............................................                   10,883                10,484
                                                              ------------------  ---------------------
    Net interest expense..............................        $         205,873    $          223,970
                                                              ==================  =====================


Cash EPS --
           Adjusted income before taxes (including
           minority interest)...........................      $          66,751    $          127,521             .

Add:       Goodwill amortization........................                 56,969                58,350
                                                            -------------------  ---------------------
           Income before goodwill amortization..........                123,720               185,871

Less:      Income tax provision.........................                 48,838                74,010
                                                             -------------------  ---------------------
           Adjusted income for cash EPS.................                 74,882               111,861

Less:      Dividends..................................                   18,848                   --
                                                             -------------------  ---------------------
           Adjusted net income for cash EPS...........       $           56,034    $           111,861
                                                             ===================  =====================

Weighted average common and common equivalent
   shares --
            Diluted(1)..................................                193,950               252,649
                                                              ==================   =====================
            Cash EPS - Diluted..........................      $            0.29    $             0.44
                                                              ==================   =====================

(1) Includes the dilutive impact of the conversion of the Series A senior convertible preferred stock.


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
          (amounts in thousands, except per share data and percentages)
                                   (unaudited)


Statement of Operations Data:

                                                                 Twelve Months           Twelve Months
                                                                     Ended                   Ended
                                                               December 31, 2001       December 31, 2000
                                                              ------------------   ---------------------

Revenues --
  Gross revenue.......................................        $       6,736,856    $       6,847,179
  Less intercompany revenue...........................               (1,171,596)          (1,139,694)
                                                              ------------------   ---------------------
    Revenue...........................................        $       5,565,260    $       5,707,485
                                                              ==================   =====================

Revenue Mix (based on gross revenues) --

  Collection..........................................                    62.4%                61.7%
  Disposal............................................                    31.3%                29.1%
  Recycling...........................................                     3.4%                 5.6%
  Other...............................................                     2.9%                 3.6%
                                                              ------------------   ---------------------
    Total.............................................                   100.0%               100.0%
                                                              ==================   =====================


Internalization Based on Disposal Volumes.............                      67%                  63%
                                                              ==================   =====================


Landfill Volumes in Tons..............................                   70,953               66,798
                                                              ==================   =====================

Interest Expense --
  Interest expense, gross.............................        $         856,699    $         908,223
  Interest suspended for assets held for sale.........                       --              (24,808)
  Interest income.....................................                   (6,072)              (4,127)
  Capitalized interest for development projects.......                  (45,704)             (45,352)
  Accretion of debt and amortization of debt issuance
   costs..............................................                   42,658               44,219
                                                              ------------------   ---------------------
    Net interest expense..............................        $         847,581    $         878,155
                                                              ==================   =====================

Cash EPS --

           Adjusted income before taxes (including
           minority interest).........................       $         401,089     $         502,520

Add:       Goodwill amortization........................               226,713               223,244
                                                             -------------------   ---------------------
           Income before goodwill amortization..........               627,802               725,764

Less:      Income tax provision.........................               247,823               290,515
                                                             -------------------   ---------------------
           Adjusted net income for cash EPS.............     $         379,979     $         435,249
                                                             ===================   =====================


Weighted average common and common equivalent
   shares --
            Diluted(1)..................................               257,298               249,618
                                                              ==================  =====================
            Cash EPS - Diluted..........................      $           1.48     $            1.74
                                                              ==================  =====================

(1) Includes the dilutive impact of the conversion of the Series A senior convertible preferred stock.

                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                             (amounts in thousands)
                                   (unaudited)
                                                                Three Months            Three Months
                                                                   Ended                    Ended
                                                             December 31, 2001        December 31, 2000
                                                            --------------------    --------------------

Acquisitions --
  Annualized revenue acquired.............................  $          11,229        $           9,971
  Annualized revenue acquired (after intercompany
   eliminations)..........................................  $          11,229        $           9,971

Divestitures --
  Annualized revenue divested.............................  $               --       $         (23,856)
  Annualized revenue divested (after intercompany
   eliminations).........................................   $               --       $         (23,856)

Summary of Acquisition Related and Unusual Costs --
  Transition costs........................................  $           3,236        $          15,410
  Net adjustments to BFI related accruals.................                 --                    6,028
  Loss on asset sale......................................                 --                      372
                                                            --------------------    --------------------
             Total reported acquisition related and
             unusual costs ...............................  $           3,236        $          21,810
                                                            ====================    ====================

Capital Expenditures --
  Fixed asset purchases...................................  $          34,968        $          48,459
  Cell development........................................             46,648                   51,122
                                                            --------------------    --------------------
             Total........................................  $          81,616        $          99,581
                                                            ====================    ====================



                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                             (amounts in thousands)
                                   (unaudited)
                                                               Twelve Months            Twelve Months
                                                                   Ended                    Ended
                                                             December 31, 2001        December 31, 2000
                                                            --------------------    --------------------

Acquisitions --
  Annualized revenue acquired.............................  $         150,400        $         482,605
  Annualized revenue acquired (after intercompany
   eliminations)..........................................  $         150,400        $         468,866

Divestitures --
  Annualized revenue divested.............................  $        (153,901)       $        (814,174)
  Annualized revenue divested (after intercompany
   eliminations).........................................   $        (146,646)       $        (679,410)

Summary of Acquisition Related and Unusual Costs --
  Transition costs........................................  $          20,887        $          75,176
  Net adjustments to BFI related accruals.................              6,898                   30,218
  Loss on asset sale......................................            107,011                   26,486
  Reversal of acquisition related accruals................                 --                   (4,553)
                                                            --------------------    --------------------
             Total reported acquisition related and
             unusual costs................................  $         134,796        $         127,327
                                                            ====================    ====================

Capital Expenditures --
  Fixed asset purchases...................................  $         318,980        $         219,018
  Cell development........................................            181,932                  170,900
                                                            --------------------    --------------------
             Total........................................  $         500,912        $         389,918
                                                            ====================    ====================


                          ALLIED WASTE INDUSTRIES, INC.
                               Summary Data Sheet
                   (amounts in thousands, except percentages)
                                   (unaudited)
                                                                                          For the Three Months Ended
                                                                                               December 31, 2001
                                                                                ------------------------------------------------
                                                                                      Reported                As Adjusted
                                                                                -------------------      -----------------------
Free Cash Flow:

       EBITDA.........................................................          $      445,914         $        449,150
         Other non-cash items:
            Closure and post-closure provision..........................                16,750                   16,750
            Doubtful accounts...........................................                11,553                   11,553
            Gain on sale of assets......................................                (1,887)                  (1,887)

Less:    Cash interest (1)..............................................              (206,941)                (234,182)
         Cash taxes.....................................................                14,459                   14,459
         Closure, post-closure and environmental expenditures...........               (25,388)                 (25,388)
         Capital expenditures, excluding acquisitions...................               (81,616)                 (81,616)
         Expenditures against non-recurring acquisition accruals and
         severance costs................................................               (27,696)                      --
         Changes in working capital.....................................                83,382                   83,382
         Remove change in accrued interest from working capital.........                 2,391                    2,391
         Remove change in accrued taxes from working capital............                (7,644)                  (7,644)

                                                                                ------------------     -----------------------
            Free cash flow before market development....................        $      223,277         $         226,968
                                                                                ==================     =======================

                                                                                                                  From
                                                                                                           September 30, 2001
                                                                                                                through
                                                                                                           December 31, 2001
                                                                                                         ---------------------
Rollforward of Debt Balance:
        Debt balance at September 30, 2001......................................................         $       9,372,631
        Reported free cash flow before market development.......................................                  (223,277)
        Market development and other investing activities, net..................................                    30,579
        Debt issuance costs.....................................................................                    20,615
        Increase in cash........................................................................                    58,591
        Accretion and other.....................................................................                       494
                                                                                                         ---------------------
        Debt balance at December 31, 2001.......................................................         $       9,259,633
                                                                                                         =====================

                                                                                                          At December 31, 2001
Capital Structure:                                                                                       ---------------------
        Long-term debt (including current portion)..............................................         $       9,259,633
        Equity (including series A senior convertible preferred stock)..........................                 1,754,823
                                                                                                         ---------------------
        Debt to total capitalization............................................................                     84.1%
                                                                                                         =====================



(1) As adjusted cash interest excludes the non-recurring receipt of $27.2 million related to the unwind of a fair value interest rate swap. The proceeds were recorded as a deferred gain and will be amortized ratably into interest income through October 2003, which was the original term of the swap.


                                                 ALLIED WASTE INDUSTRIES, INC.

                                                      Summary Data Sheet
                                                    (amounts in thousands)
                                                          (unaudited)
                                                                                          For the Twelve Months Ended
                                                                                               December 31, 2001
                                                                                ------------------------------------------------
                                                                                      Reported                As Adjusted
                                                                                ---------------------    -----------------------

 Free Cash Flow:
       EBITDA.........................................................          $       1,796,511        $       1,931,307
       Other non-cash items:
          Closure and post-closure provision..........................                     67,202                   67,202
          Doubtful accounts...........................................                     23,937                   23,937
          Gain on sale of assets......................................                    (13,862)                 (13,862)
          Non-cash loss on asset sale.................................                    107,011                       --

Less:  Cash interest (1) .............................................                   (830,127)                (857,368)
       Cash taxes.....................................................                    (56,914)                 (53,048)
       Closure, post-closure and environmental expenditures...........                    (95,630)                 (95,630)
       Capital expenditures, excluding acquisitions...................                   (500,912)                (500,912)
       Expenditures against non-recurring acquisition accruals and
       severance costs................................................                  (116,774)                      --
       Changes in working capital.....................................                   (30,327)                 (30,327)
       Remove change in accrued interest from working capital.........                   (26,918)                 (26,918)
       Remove change in accrued taxes from working capital............                    35,515                   35,515
                                                                                ---------------------    -----------------------
          Free cash flow before market development....................          $         358,712        $         479,896
                                                                                =====================    =======================

                                                                                                                   From
                                                                                                            December 31, 2000
                                                                                                                 through
                                                                                                           December 31, 2001
                                                                                                         -----------------------
Rollforward of Debt Balance:
       Debt balance at December 31, 2000.......................................................         $       9,649,121
       Reported free cash flow before market development.......................................                  (358,712)
       Divestitures, market development, and other investing activities, net...................                  (114,236)
       Debt issuance costs.....................................................................                    42,224
       Increase in cash........................................................................                    36,747
       Accretion and other ....................................................................                     4,489
                                                                                                         -----------------------
       Debt balance at December 31, 2001.......................................................         $       9,259,633
                                                                                                         =======================

(1) As adjusted cash interest excludes the non-recurring receipt of $27.2 million related to the unwind of a fair value interest rate swap. The proceeds were recorded as a deferred gain and will be amortized ratably into interest income through October 2003, which was the original term of the swap.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                     ALLIED WASTE INDUSTRIES, INC.


  By:                     /s/ THOMAS W. RYAN
         ------------------------------------------------------
                            Thomas W. Ryan
          Executive Vice President & Chief Financial Officer



Date:  February 13, 2002